Exhibit 4.11

SIXTH SUPPLEMENTAL INDENTURE

SIXTH SUPPLEMENTAL INDENTURE, dated as of March 26, 2007 between the companies listed on Schedule A hereto (collectively, the “New Guarantors”), Building Materials Corporation of America, a Delaware corporation (the “Company”), the existing Guarantors signatory hereto (the “Existing Guarantors”) and Wilmington Trust Company, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H :

WHEREAS, Indenture dated as of July 26, 2004 (as heretofore amended and supplemented, the “Indenture”), was executed and delivered by the Company, certain guarantors named therein and the Trustee, providing for the issuance of the 7.75% Senior Notes Due 2014 and the Series B 7.75% Senior Notes Due 2014 (collectively, the “Securities”) (capitalized terms used herein but not otherwise defined have the meanings ascribed thereto in the Indenture);

WHEREAS, as a result of the guarantees by the New Guarantors of the Credit Agreement, pursuant to Section 4.18 of the Indenture, the Company is required to cause the New Guarantors to execute and deliver to the Trustee this Sixth Supplemental Indenture pursuant to which the New Guarantors shall provide Guarantees as set forth in Article X of the Indenture;

WHEREAS, Section 9.01(5) of the Indenture provides that the Company, the Guarantors and the Trustee may amend the Indenture and the Securities without notice to or consent of any Holders of the Securities to add Subsidiary Guarantees; and

WHEREAS, this Sixth Supplemental Indenture has been duly authorized by all necessary corporate, limited liability company or similar action on the part of the New Guarantors.

NOW, THEREFORE, in consideration of the premises set forth above and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Existing Guarantors, the New Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

ARTICLE I

Agreement to Guarantee

Section 1.1.  Agreement to Guarantee.  Subject to Section 10.07 of the Indenture, the New Guarantors hereby agree, jointly and severally with all other Guarantors, irrevocably and unconditionally, to guarantee the punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of all monetary obligations of the Company under the Indenture and the Securities, on the terms and subject to the conditions set forth in Article X of the Indenture, which guarantees shall be subject to automatic release in accordance with the provisions of Section 10.09 of the Indenture.

Section 1.2.  Trustee’s Acceptance.  The Trustee hereby accepts this Sixth Supplemental Indenture and agrees to perform the same under terms and conditions set forth in the Indenture.

ARTICLE II

Miscellaneous

Section 2.1.  Effect of Sixth Supplemental Indenture.  Upon the execution and delivery of this Sixth Supplemental Indenture by the Company, the Existing Guarantors, the New Guarantors and the Trustee, the Indenture shall be supplemented in accordance herewith, and this Sixth Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby.

Section 2.2.  Indenture Remains in Full Force and Effect.  Except as supplemented hereby, all provisions in the Indenture shall remain in full force and effect.

Section 2.3.  Indenture and Sixth Supplemental Indenture Construed Together.  This Sixth Supplemental Indenture is an indenture supplemental to in and implementation of the Indenture, and the Indenture and this Sixth Supplemental Indenture shall henceforth be read and construed together.

Section 2.4.  Confirmation and Preservation of Indenture.  The Indenture as supplemented by this Sixth Supplemental Indenture is in all respects confirmed and preserved.

Section 2.5.  Conflict with Trust Indenture Act.  If any provision of this Sixth Supplemental Indenture limits, qualifies or conflicts with any provision of the TIA that is required under the TIA to be part of and govern any provision of this Sixth Supplemental Indenture, the provision of the TIA shall control.  If any provision of this Sixth Supplemental Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the provision of the TIA shall be deemed to apply to the Indenture as so modified or to be excluded by this Sixth Supplemental Indenture, as the case may be.

Section 2.6.  Severability.  In case any provision in this Sixth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 2.7.  Benefits of Sixth Supplemental Indenture.  Nothing in this Sixth Supplemental Indenture or the Securities, express or implied, shall give to any

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Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of the Securities, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Sixth Supplemental Indenture or the Securities.

Section 2.8.  Successors.  All agreements of the New Guarantor in this Sixth Supplemental Indenture shall bind its successors except as provided in the Indenture.  All agreements of the Trustee in this Sixth Supplemental Indenture shall bind its successors.

Section 2.9.  Certain Duties and Responsibilities of the Trustee.  In entering into this Sixth Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture and the Securities relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided.

Section 2.10.  Governing Law.  This Sixth Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York. The Trustee, the Company, the Guarantors and the Securityholders agree to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to the Indenture, this Sixth Supplemental Indenture or the Securities.

Section 2.11.  Multiple Originals.  The parties may sign any number of copies of this Sixth Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  One signed copy is enough to prove this Sixth Supplemental Indenture.

Section 2.12.  Headings.  The Article and Section headings herein have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Sixth Supplemental Indenture to be duly executed as of the date first written above.

New Guarantors

ELKCORP
ELK PREMIUM BUILDING PRODUCTS, INC.
ELK CORPORATION OF AMERICA
ELK CORPORATION OF ALABAMA
ELK CORPORATION OF TEXAS
ELK CORPORATION OF ARKANSAS
ELK PERFORMANCE NONWOVEN FABRICS,INC.
ELK COMPOSITE BUILDING PRODUCTS, INC.
RGM PRODUCTS, INC.
RIDGEMATE MANUFACTURING CO. INC.
ELK SLATE PRODUCTS, INC.
ELK VERSASHIELD BUILDING SOLUTIONS, INC.
ELK TECHNOLOGY GROUP, INC.
CHROMIUM CORPORATION
ELK TECHNOLOGIES, INC.
MIDLAND PATH FORWARD, INC.
LUFKIN PATH FORWARD, INC.
ELK GROUP, INC.
ELK GROUP, L.P.
NELPA, INC.

By:	/s/

Company

BUILDING MATERIALS CORPORATION OF AMERICA

By:	/s/ John Maitner
Name: John Maitner
Title: Vice President, Treasurer

Existing Guarantors

BUILDING MATERIALS INVESTMENT CORPORATION
BMCA ACQUISITION INC.
BMCA ACQUISITION SUB. INC.
BMCA FRESNO LLC
BMCA FRESNO II LLC
BMCA GAINESVILLE LLC
BMCA INSULATION PRODUCTS INC.
BUILDING MATERIALS
MANUFACTURING CORPORATION
DUCTWORK MANUFACTURING CORPORATION
GAF LEATHERBACK CORP.
GAF MATERIALS CORPORATION (CANADA)
GAF PREMIUM PRODUCTS INC.
GAF REAL PROPERTIES, INC.
GAFTECH CORPORATION
LL BUILDING PRODUCTS INC.
PEQUANNOCK VALLEY CLAIM
SERVICE COMPANY, INC.
SOUTH PONCA REALTY CORP.
BMCA QUAKERTOWN INC.
WIND GAP REAL PROPERTY ACQUISITION CORP.
HBP ACQUISITION LLC

By:	/s/ John Maitner
Name: John Maitner
Title: Vice President, Treasurer

Trustee

WILMINGTON TRUST COMPANY

By:	/s/ Kristin L. Moore
Name: Kristin L. Moore
Title: Authorized Signatory

Schedule A

New Guarantors:
Elkcorp
Elk Premium Building Products, Inc.
Elk Corporation Of America
Elk Corporation Of Alabama
Elk Corporation Of Texas
Elk Corporation Of Arkansas
Elk Performance Nonwoven Fabrics, Inc.
Elk Composite Building Products, Inc.
RGM Products, Inc.
Ridgemate Manufacturing Co. Inc.
Elk Slate Products, Inc.
Elk VersaShield Building Solutions, Inc.
Elk Technology Group, Inc.
Chromium Corporation
Elk Technologies, Inc.
Midland Path Forward, Inc.
Lufkin Path Forward, Inc.
Elk Group, Inc.
Elk Group, L.P.
NELPA, Inc.